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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF EARLIEST EVENT REPORTED: FEBRUARY 22, 2000


                             U.S. TRUST CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           NEW YORK                     1-14933                  13-3818952
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

114 WEST 47TH STREET, NEW YORK, NEW YORK                               10036
(Address of principal executive offices)                             (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 852-1000







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ITEM 5. OTHER EVENTS

         The Report of Independent Accountants included as the last page of
Exhibit 99.5 to the Form 8-K filed February 22, 2000 is hereby amended by substituting the Report of Independent Accountants attached hereto, which Report includes the city and state of the Independent Accountants office.






         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                          U.S. Trust Corporation
                                                          ----------------------
                                                                      Registrant



 Date: April 28, 2000                            By:  /s/   Richard E. Brinkmann
                                                  ------------------------------
                                                            Richard E. Brinkmann
                                                           Comptroller and Chief
                                                                Planning Officer
                                                  (Principal Accounting Officer)



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2




REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of U.S. Trust Corporation:


    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Trust Corporation and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP



New York, New York
January 31, 2000